Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FOURTH QUARTER AND FISCAL 2023 EARNINGS AND INCREASES QUARTERLY DIVIDEND TO $0.30 PER SHARE

ARLINGTON, Texas (Business Wire) - November 7, 2023

Fiscal 2023 Fourth Quarter Highlights - comparisons to the prior year quarter
•Net income of $1.5 billion or $4.45 per diluted share
•Consolidated pre-tax income of $2.0 billion, with a pre-tax profit margin of 19.2%
•Consolidated revenues increased 9% to $10.5 billion
•Home sales revenues of $8.8 billion on 22,928 homes closed
•Net sales orders increased 39% to 18,939 homes and 34% in value to $7.3 billion

Fiscal 2023 Highlights - comparisons to the prior year
•Net income of $4.7 billion or $13.82 per diluted share
•Consolidated pre-tax income of $6.3 billion, with a pre-tax profit margin of 17.8%
•Consolidated revenues increased 6% to $35.5 billion
•Home sales revenues of $31.6 billion on 82,917 homes closed
•Rental operations pre-tax income of $524.2 million on $2.6 billion of revenues from sales of 6,175 single-family rental homes and 2,112 multi-family rental units
•Cash provided by operations totaled $4.3 billion
•Debt to total capital of 18.3%
•Book value per common share increased 20% to $67.78
•Repurchased $1.2 billion of common stock, reducing outstanding share count by 3%
•Return on equity was 22.7% and homebuilding return on inventory was 29.7%

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported net income of $4.45 per diluted share for its fourth fiscal quarter ended September 30, 2023 compared to $4.67 per diluted share in the same quarter of fiscal 2022. Net income in the fourth quarter of fiscal 2023 was $1.5 billion compared to $1.6 billion in the same quarter of fiscal 2022. For the fiscal year ended September 30, 2023, net income per common share decreased 16% to $13.82 per diluted share compared to $16.51 per diluted share in fiscal 2022. Net income attributable to D.R. Horton in fiscal 2023 decreased 19% to $4.7 billion compared to $5.9 billion in fiscal 2022.

Consolidated revenues in the fourth quarter of fiscal 2023 increased 9% to $10.5 billion compared to $9.6 billion in the same quarter of fiscal 2022. For the fiscal year ended September 30, 2023, consolidated revenues increased 6% to $35.5 billion compared to $33.5 billion in fiscal 2022.

Net cash provided by operations was $4.3 billion compared to $561.8 million in fiscal 2022. Cash provided by operating activities in the current year primarily consisted of $3.1 billion, $739.2 million and $364.1 million of cash provided by our homebuilding, rental and Forestar segments, respectively. The Company's consolidated cash balance at September 30, 2023 was $3.9 billion and available capacity on its credit facilities was $3.6 billion, for total liquidity of $7.5 billion. Debt at September 30, 2023 totaled $5.1 billion, with no senior note maturities in fiscal 2024. The Company's debt to total capital ratio at September 30, 2023 was 18.3%. Debt to total capital ratio consists of notes payable divided by stockholders' equity plus notes payable.

The Company's return on equity (ROE) was 22.7% in fiscal 2023, and homebuilding return on inventory (ROI) was 29.7%. ROE is calculated as net income attributable to D.R. Horton for the year divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the year divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team finished the year strong, highlighted by fourth quarter consolidated pre-tax income of $2.0 billion on a 9% increase in revenues and a pre-tax profit margin of 19.2%. For the year, our consolidated pre-tax income was $6.3 billion on a 6% increase in revenues and a pre-tax profit margin of 17.8%. With a record 89,092 homes closed by our homebuilding and single-family rental operations in fiscal 2023, D.R. Horton completed its 22nd consecutive year as the largest homebuilder in the United States. These results reflect the strength of our experienced operators, industry-leading market share and broad geographic footprint.

"Despite continued higher mortgage rates and inflationary pressures, our net sales orders increased 39% from the prior year quarter, as the supply of both new and existing homes at affordable price points remains limited and demographics supporting housing demand remain favorable. We are well-positioned to meet changing market conditions with our affordable product offerings and flexible lot supply and are focused on turning our inventory to maximize returns and capital efficiency in each of our communities. Our cash flow from operations in fiscal 2023 was $4.3 billion, and our consolidated leverage at the end of the year was 18.3%, the lowest in Company history. Our strong balance sheet, liquidity and low leverage provide us with significant financial flexibility, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis.”

Homebuilding Operations
Homebuilding revenue for the fourth quarter of fiscal 2023 decreased 6% to $8.8 billion compared to $9.4 billion in the same quarter of fiscal 2022. Homes closed in the quarter decreased 1% to 22,928 homes compared to 23,212 homes closed in the same quarter of fiscal 2022. Homebuilding revenue for the fiscal year ended September 30, 2023 decreased 1% to $31.7 billion compared to $31.9 billion in fiscal 2022. Homes closed in fiscal 2023 totaled 82,917 homes compared to 82,744 homes closed in fiscal 2022.

Homebuilding pre-tax income in the fourth quarter of fiscal 2023 was $1.6 billion with a pre-tax profit margin of 18.6% compared to $2.0 billion of pre-tax income and a 21.3% pre-tax profit margin in the same quarter of fiscal 2022. For the fiscal year ended September 30, 2023, homebuilding pre-tax income was $5.3 billion with a pre-tax profit margin of 16.6% compared to $6.9 billion of pre-tax income and a 21.7% pre-tax profit margin in fiscal 2022.

Net sales orders for the fourth quarter ended September 30, 2023 increased 39% to 18,939 homes and 34% in value to $7.3 billion compared to 13,582 homes and $5.4 billion in the same quarter of fiscal 2022. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the fourth quarter of fiscal 2023 was 21% compared to 32% in the prior year quarter. Net sales orders for the fiscal year ended September 30, 2023 increased 3% to 78,342 homes and decreased 3% in value to $29.5 billion compared to 76,137 homes and $30.4 billion in fiscal 2022. The cancellation rate for fiscal 2023 was 20% compared to 21% in fiscal 2022. The Company's sales order backlog of homes under contract at September 30, 2023 decreased 23% to 15,197 homes and 26% in value to $5.9 billion compared to 19,614 homes and $8.0 billion at September 30, 2022.

At September 30, 2023, the Company had 42,000 homes in inventory, of which 27,000 were unsold. 7,000 of the Company’s unsold homes at September 30, 2023 were completed. The Company's homebuilding land and lot portfolio totaled 568,400 lots at the end of the year, of which 25% were owned and 75% were controlled through land and lot purchase contracts.

Rental Operations
The Company's rental operations generated $217.2 million of pre-tax income on revenues of $1.4 billion in the fourth quarter of fiscal 2023 compared to a pre-tax loss of $13.1 million on revenues of $21.1 million in the same quarter of fiscal 2022. For the fiscal year ended September 30, 2023, pre-tax income of the Company's rental operations was $524.2 million on revenues of $2.6 billion compared to pre-tax income of $202.0 million on revenues of $510.2 million in the prior year.

During the fourth quarter of fiscal 2023, the Company sold 3,006 single-family rental homes for $973.1 million compared to 96 homes sold for $21.1 million in the prior year quarter. During fiscal 2023, the Company sold 6,175 single-family rental homes for $2.0 billion compared to 774 homes sold for $313.8 million in fiscal 2022. At September 30, 2023, the consolidated balance sheet included $1.3 billion of single-family rental property inventory consisting of 5,630 homes of which 4,370 were completed and 3,380 lots of which 1,170 were finished.

During the fourth quarter of fiscal 2023, the Company sold 1,582 multi-family rental units for $413.7 million compared to no units sold in the prior year quarter. During fiscal 2023, the Company sold 2,112 multi-family rental units for $590.7 million compared to 775 units sold for $195.5 million in fiscal 2022. At September 30, 2023, the consolidated balance sheet included $1.4 billion of multi-family rental property inventory consisting of 9,150 units, of which 7,200 units were under active construction and 1,950 units were completed.

The Company's rental operating results are reported separately and are not included in the homes closed, revenues or inventories of its homebuilding segment.

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”) is a publicly traded residential lot development company that is a majority-owned subsidiary of D.R. Horton. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the fourth quarter ended September 30, 2023, Forestar sold 4,986 lots and generated $549.7 million of revenue compared to 3,914 lots and $381.4 million of revenue in the prior year quarter. For the fiscal year ended September 30, 2023, Forestar sold 14,040 lots and generated $1.4 billion of revenue compared to 17,691 lots and $1.5 billion of revenue in fiscal 2022.

Forestar’s pre-tax income in the fourth quarter of fiscal 2023 was $95.4 million with a pre-tax profit margin of 17.4% compared to $66.4 million of pre-tax income and a 17.4% pre-tax profit margin in the same quarter of fiscal 2022. For the fiscal year ended September 30, 2023, Forestar’s pre-tax income was $221.6 million with a pre-tax profit margin of 15.4% compared to $235.8 million of pre-tax income and a 15.5% pre-tax profit margin in fiscal 2022.

Financial Services
For the fourth quarter ended September 30, 2023, financial services revenues were $219.5 million compared to $134.2 million in the same quarter of fiscal 2022. Financial services pre-tax income for the quarter was $85.4 million with a pre-tax profit margin of 38.9% compared to $2.4 million of pre-tax income and a 1.8% pre-tax profit margin in the prior year quarter. For the fiscal year ended September 30, 2023, financial services revenues were $801.5 million compared to $795.0 million in fiscal 2022. Financial services pre-tax income for fiscal 2023 was $283.3 million with a pre-tax profit margin of 35.3% compared to $290.6 million of pre-tax income and a 36.6% pre-tax profit margin in fiscal 2022.

Dividends
During the fourth quarter of fiscal 2023, the Company paid cash dividends of $84.3 million for a total of $341.2 million of dividends paid during the year. Subsequent to year-end, the Company declared a quarterly cash dividend of $0.30 per common share, an increase of 20% compared to its most recent dividend paid. The dividend is payable on November 28, 2023 to stockholders of record on November 21, 2023.

Share Repurchases
The Company repurchased 3.5 million shares of common stock for $423.1 million during the fourth quarter of fiscal 2023. For the year, repurchases totaled 11.1 million shares for $1.2 billion, which reduced the Company's outstanding share count by 3% from the prior year. The Company's remaining stock repurchase authorization at September 30, 2023 was $234.0 million. In October 2023, the Board of Directors authorized the repurchase of up to $1.5 billion of the Company's common stock, replacing the previous authorization which at that time had $32.8 million remaining due to repurchases made subsequent to year end. The authorization has no expiration date.

Guidance
Based on current market conditions, D.R. Horton is providing initial guidance for fiscal 2024 including:
•Consolidated revenues of approximately $36.0 billion to $37.0 billion
•Homes closed by homebuilding operations of 86,000 homes to 89,000 homes
•Income tax rate in the range of 24.0% to 24.5%
•Cash flow provided by homebuilding operations of approximately $3.0 billion
•Share repurchases of approximately $1.5 billion

Conference Call and Webcast Details
The Company will host a conference call today (Tuesday, November 7) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 235357), and the call will also be webcast from the Company's website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002 and has closed more than 1,000,000 homes in its 45-year history. D.R. Horton has operations in 118 markets in 33 states across the United States and is engaged in the construction and sale of high-quality homes through its diverse product portfolio with sales prices generally ranging from $200,000 to over $1,000,000. The Company also constructs and sells both single-family and multi-family rental properties. During its fiscal year ended September 30, 2023, D.R. Horton closed 82,917 homes in its homebuilding operations, in addition to 6,175 single-family rental homes and 2,112 multi-family rental units in its rental operations. D.R. Horton also provides mortgage financing, title services and insurance agency services for its homebuyers and is the majority-owner of Forestar Group Inc., a publicly traded national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we are well-positioned to meet changing market conditions with our affordable product offerings and flexible lot supply and are focused on turning our inventory to maximize returns and capital efficiency in each of our communities and that our strong balance sheet, liquidity and low leverage provide us with significant financial flexibility, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis. The forward-looking statements also include all commentary in the Guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding, rental and lot development industries and changes in economic, real estate or other conditions; adverse developments affecting the capital markets and financial institutions, which could limit our ability to access capital and increase our cost of capital and impact our liquidity and capital resources; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land, lot and rental inventory; our ability to effect our growth strategies, acquisitions, investments or other strategic initiatives successfully; the impact of an inflationary, deflationary or higher interest rate environment; supply shortages and other risks of acquiring land, building materials and skilled labor and obtaining regulatory approvals; the effects of public health issues such as a major epidemic or pandemic on the economy and our businesses; the effects of weather conditions and natural disasters on our business and financial results; home warranty and construction defect claims; the effects of health and safety incidents; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of information technology failures, data security breaches, and the failure to satisfy privacy and data protection laws and regulations; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; competitive conditions within the industries in which we operate; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; the effects of negative publicity; the effects of the loss of key personnel; and actions by activist stockholders. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and its most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Senior Vice President - Communications
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,
	2023	2022
	(In millions)
ASSETS
Cash and cash equivalents	$3,873.6	$2,540.5
Restricted cash	26.5	32.4
Total cash, cash equivalents and restricted cash	3,900.1	2,572.9
Inventories:
Construction in progress and finished homes	9,001.4	9,798.2
Residential land and lots — developed, under development, held for development and held for sale	10,680.6	9,313.3
Rental properties	2,691.3	2,544.2
Total inventory	22,373.3	21,655.7
Mortgage loans held for sale	2,519.9	2,386.0
Deferred income taxes, net of valuation allowance of $14.8 million and $17.9 million at September 30, 2023 and 2022, respectively	187.2	141.1
Property and equipment, net	445.4	471.6
Other assets	2,993.0	2,960.3
Goodwill	163.5	163.5
Total assets	$32,582.4	$30,351.1
LIABILITIES
Accounts payable	$1,246.2	$1,360.3
Accrued expenses and other liabilities	3,103.8	3,138.3
Notes payable	5,094.5	6,066.9
Total liabilities	9,444.5	10,565.5
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 401,202,253 shares issued and 334,848,565 shares outstanding at September 30, 2023 and 399,172,937 shares issued and 343,953,023 shares outstanding at September 30, 2022	4.0	4.0
Additional paid-in capital	3,432.2	3,349.5
Retained earnings	23,589.8	19,185.3
Treasury stock, 66,353,688 shares and 55,219,914 shares at September 30, 2023 and 2022, respectively, at cost	(4,329.8)	(3,142.5)
Stockholders’ equity	22,696.2	19,396.3
Noncontrolling interests	441.7	389.3
Total equity	23,137.9	19,785.6
Total liabilities and equity	$32,582.4	$30,351.1

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2023	2022	2023	2022
	(In millions, except per share data)
Revenues	$10,504.0	$9,639.4	$35,460.4	$33,480.0
Cost of sales	7,680.7	6,760.9	26,110.0	22,975.9
Selling, general and administrative expense	886.2	832.0	3,248.8	2,933.7
Other (income) expense	(81.2)	(19.4)	(213.1)	(59.3)
Income before income taxes	2,018.3	2,065.9	6,314.7	7,629.7
Income tax expense	492.7	417.6	1,519.5	1,734.1
Net income	1,525.6	1,648.3	4,795.2	5,895.6
Net income attributable to noncontrolling interests	15.9	16.4	49.5	38.1
Net income attributable to D.R. Horton, Inc.	$1,509.7	$1,631.9	$4,745.7	$5,857.5

Basic net income per common share attributable to D.R. Horton, Inc.	$4.49	$4.70	$13.93	$16.65
Weighted average number of common shares	336.6	346.9	340.7	351.7

Diluted net income per common share attributable to D.R. Horton, Inc.	$4.45	$4.67	$13.82	$16.51
Adjusted weighted average number of common shares	339.3	349.7	343.3	354.8

Other Consolidated Financial Data:
Interest charged to cost of sales	$50.7	$39.4	$154.5	$142.8
Depreciation and amortization	$21.4	$21.2	$91.6	$81.4
Interest incurred	$49.3	$48.9	$203.5	$162.5

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended September 30,
	2023	2022
	(In millions)
OPERATING ACTIVITIES
Net income	$4,795.2	$5,895.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	91.6	81.4
Stock-based compensation expense	111.2	105.1
Deferred income taxes	(45.9)	29.1
Inventory and land option charges	80.3	70.4
Changes in operating assets and liabilities:
Decrease (increase) in construction in progress and finished homes	861.8	(2,059.0)
Increase in residential land and lots – developed, under development, held for development and held for sale	(1,226.4)	(1,402.8)
Increase in rental properties	(151.8)	(1,723.2)
Decrease (increase) in other assets	23.8	(1,111.5)
Increase in mortgage loans held for sale	(133.9)	(358.8)
(Decrease) increase in accounts payable, accrued expenses and other liabilities	(101.8)	1,035.5
Net cash provided by operating activities	4,304.1	561.8
INVESTING ACTIVITIES
Expenditures for property and equipment	(148.6)	(148.2)
Proceeds from sale of assets	52.0	—
Payments related to business acquisitions, net of cash acquired	(212.9)	(271.5)
Other investing activities	(0.7)	4.8
Net cash used in investing activities	(310.2)	(414.9)
FINANCING ACTIVITIES
Proceeds from notes payable	711.0	4,250.0
Repayment of notes payable	(1,823.9)	(3,801.2)
Borrowings on mortgage repurchase facility, net	51.3	123.7
Proceeds from stock associated with certain employee benefit plans	25.5	33.2
Cash paid for shares withheld for taxes	(56.1)	(62.0)
Cash dividends paid	(341.2)	(316.5)
Repurchases of common stock	(1,178.5)	(1,131.5)
Net proceeds from issuance of Forestar common stock	—	1.7
Net other financing activities	(54.8)	91.4
Net cash used in financing activities	(2,666.7)	(811.2)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,327.2	(664.3)
Cash, cash equivalents and restricted cash at beginning of year	2,572.9	3,237.2
Cash, cash equivalents and restricted cash at end of year	$3,900.1	$2,572.9

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	September 30, 2023
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,920.2	$136.1	$616.0	$189.1	$12.2	$3,873.6
Restricted cash	6.5	3.3	—	16.7	—	26.5
Inventories:
Construction in progress and finished homes	9,134.3	—	—	—	(132.9)	9,001.4
Residential land and lots	9,021.5	—	1,790.3	—	(131.2)	10,680.6
Rental properties	—	2,708.4	—	—	(17.1)	2,691.3
	18,155.8	2,708.4	1,790.3	—	(281.2)	22,373.3
Mortgage loans held for sale	—	—	—	2,519.9	—	2,519.9
Deferred income taxes, net	229.8	(19.9)	—	—	(22.7)	187.2
Property and equipment, net	415.0	2.4	5.9	4.1	18.0	445.4
Other assets	2,838.5	29.8	58.5	250.3	(184.1)	2,993.0
Goodwill	134.3	—	—	—	29.2	163.5
	$24,700.1	$2,860.1	$2,470.7	$2,980.1	$(428.6)	$32,582.4
Liabilities
Accounts payable	$1,033.7	$698.6	$68.4	$0.1	$(554.6)	$1,246.2
Accrued expenses and other liabilities	2,585.5	43.2	337.4	280.4	(142.7)	3,103.8
Notes payable	2,329.9	400.0	695.0	1,669.6	—	5,094.5
	$5,949.1	$1,141.8	$1,100.8	$1,950.1	$(697.3)	$9,444.5

	September 30, 2022
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,040.7	$109.9	$264.8	$103.3	$21.8	$2,540.5
Restricted cash	11.3	1.4	—	19.7	—	32.4
Inventories:
Construction in progress and finished homes	9,951.5	—	—	—	(153.3)	9,798.2
Residential land and lots	7,372.9	—	2,022.4	—	(82.0)	9,313.3
Rental properties	—	2,572.1	—	—	(27.9)	2,544.2
	17,324.4	2,572.1	2,022.4	—	(263.2)	21,655.7
Mortgage loans held for sale	—	—	—	2,386.0	—	2,386.0
Deferred income taxes, net	146.3	(7.1)	—	—	1.9	141.1
Property and equipment, net	361.8	2.0	5.7	4.3	97.8	471.6
Other assets	2,266.5	18.4	50.1	492.5	132.8	2,960.3
Goodwill	134.3	—	—	—	29.2	163.5
	$22,285.3	$2,696.7	$2,343.0	$3,005.8	$20.3	$30,351.1
Liabilities
Accounts payable	$1,149.1	$233.6	$72.2	$0.2	$(94.8)	$1,360.3
Accrued expenses and other liabilities	2,365.7	25.0	365.4	596.2	(214.0)	3,138.3
Notes payable	2,942.6	800.0	706.0	1,618.3	—	6,066.9
	$6,457.4	$1,058.6	$1,143.6	$2,214.7	$(308.8)	$10,565.5
_________________
(1)Amounts include the balances of the Company's other businesses, the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2023
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$8,779.0	$—	$—	$—	$—	$8,779.0
Land/lot sales and other	17.1	—	549.7	—	(448.2)	118.6
Rental property sales	—	1,386.9	—	—	—	1,386.9
Financial services	—	—	—	219.5	—	219.5
	8,796.1	1,386.9	549.7	219.5	(448.2)	10,504.0
Cost of sales
Home sales (2)	6,576.0	—	—	—	(68.1)	6,507.9
Land/lot sales and other	9.5	—	433.7	—	(369.8)	73.4
Rental property sales	—	1,087.6	—	—	(6.3)	1,081.3
Inventory and land option charges	13.3	4.4	0.4	—	—	18.1
	6,598.8	1,092.0	434.1	—	(444.2)	7,680.7
Selling, general and administrative expense	582.3	109.2	26.4	159.2	9.1	886.2
Other (income) expense	(24.7)	(31.5)	(6.2)	(25.1)	6.3	(81.2)
Income before income taxes	$1,639.7	$217.2	$95.4	$85.4	$(19.4)	$2,018.3

	Year Ended September 30, 2023
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$31,641.0	$—	$—	$—	$—	$31,641.0
Land/lot sales and other	102.2	—	1,436.9	—	(1,126.7)	412.4
Rental property sales	—	2,605.5	—	—	—	2,605.5
Financial services	—	—	—	801.5	—	801.5
	31,743.2	2,605.5	1,436.9	801.5	(1,126.7)	35,460.4
Cost of sales
Home sales (2)	24,201.3	—	—	—	(248.5)	23,952.8
Land/lot sales and other	53.8	—	1,108.9	—	(959.9)	202.8
Rental property sales	—	1,886.8	—	—	(12.7)	1,874.1
Inventory and land option charges	60.7	6.7	24.0	—	(11.1)	80.3
	24,315.8	1,893.5	1,132.9	—	(1,232.2)	26,110.0
Selling, general and administrative expense	2,239.9	290.2	97.7	594.9	26.1	3,248.8
Other (income) expense	(78.8)	(102.4)	(15.3)	(76.7)	60.1	(213.1)
Income before income taxes	$5,266.3	$524.2	$221.6	$283.3	$19.3	$6,314.7
Summary Cash Flow Information
Cash provided by operating activities	$3,078.4	$739.2	$364.1	$13.2	$109.2	$4,304.1
_________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2022
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$9,369.7	$—	$—	$—	$—	$9,369.7
Land/lot sales and other	19.5	—	381.4	—	(286.5)	114.4
Rental property sales	—	21.1	—	—	—	21.1
Financial services	—	—	—	134.2	—	134.2
	9,389.2	21.1	381.4	134.2	(286.5)	9,639.4
Cost of sales
Home sales (2)	6,719.6	—	—	—	(64.1)	6,655.5
Land/lot sales and other	11.5	—	286.7	—	(250.2)	48.0
Rental property sales	—	17.6	—	—	—	17.6
Inventory and land option charges	34.0	0.3	5.5	—	—	39.8
	6,765.1	17.9	292.2	—	(314.3)	6,760.9
Selling, general and administrative expense	628.5	27.0	23.7	147.0	5.8	832.0
Other (income) expense	(4.7)	(10.7)	(0.9)	(15.2)	12.1	(19.4)
Income (loss) before income taxes	$2,000.3	$(13.1)	$66.4	$2.4	$9.9	$2,065.9

	Year Ended September 30, 2022
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$31,861.7	$—	$—	$—	$—	$31,861.7
Land/lot sales and other	61.4	—	1,519.1	—	(1,267.4)	313.1
Rental property sales	—	510.2	—	—	—	510.2
Financial services	—	—	—	795.0	—	795.0
	31,923.1	510.2	1,519.1	795.0	(1,267.4)	33,480.0
Cost of sales
Home sales (2)	22,715.6	—	—	—	(197.9)	22,517.7
Land/lot sales and other	39.1	—	1,182.7	—	(1,072.3)	149.5
Rental property sales	—	243.4	—	—	(5.1)	238.3
Inventory and land option charges	57.2	0.8	12.4	—	—	70.4
	22,811.9	244.2	1,195.1	—	(1,275.3)	22,975.9
Selling, general and administrative expense	2,186.7	91.1	93.6	547.6	14.7	2,933.7
Other (income) expense	(16.4)	(27.1)	(5.4)	(43.2)	32.8	(59.3)
Income before income taxes	$6,940.9	$202.0	$235.8	$290.6	$(39.6)	$7,629.7
Summary Cash Flow Information
Cash provided by (used in) operating activities	$1,916.7	$(1,391.0)	$108.7	$(10.5)	$(62.1)	$561.8
_________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS
	Three Months Ended September 30,				Year Ended September 30,
	2023		2022		2023		2022
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,131	$594.1	1,053	$608.5	4,622	$2,425.1	4,509	$2,566.5
Southwest	2,406	1,143.3	1,248	610.4	8,470	4,023.1	8,111	4,235.5
South Central	4,811	1,590.7	3,051	1,063.5	20,716	6,735.9	21,417	7,409.8
Southeast	5,066	1,839.1	4,427	1,655.2	21,683	7,812.0	21,649	8,193.6
East	3,671	1,330.1	2,460	925.9	15,013	5,361.4	13,479	5,059.7
North	1,854	757.4	1,343	563.7	7,838	3,170.4	6,972	2,908.5
	18,939	$7,254.7	13,582	$5,427.2	78,342	$29,527.9	76,137	$30,373.6

HOMES CLOSED
	Three Months Ended September 30,				Year Ended September 30,
	2023		2022		2023		2022
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,328	$709.7	1,374	$777.8	4,799	$2,574.1	4,739	$2,637.1
Southwest	2,927	1,418.5	2,985	1,491.0	8,823	4,246.7	9,789	4,826.4
South Central	6,030	1,988.2	7,294	2,577.5	22,923	7,598.1	24,458	8,183.5
Southeast	6,251	2,273.4	5,417	2,072.7	23,905	8,756.5	21,985	7,941.0
East	4,249	1,509.9	4,231	1,637.3	14,718	5,323.9	14,610	5,314.2
North	2,143	879.3	1,911	813.4	7,749	3,141.7	7,163	2,959.5
	22,928	$8,779.0	23,212	$9,369.7	82,917	$31,641.0	82,744	$31,861.7

SALES ORDER BACKLOG
	As of September 30,
	2023		2022
	Homes	Value	Homes	Value
Northwest	547	$278.1	724	$427.1
Southwest	1,407	681.3	1,760	905.0
South Central	3,588	1,220.1	5,692	2,051.7
Southeast	4,816	1,873.7	6,983	2,787.3
East	3,381	1,252.4	3,086	1,214.8
North	1,458	617.7	1,369	589.1
	15,197	$5,923.3	19,614	$7,975.0

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

LAND AND LOT POSITION

	September 30, 2023			September 30, 2022
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
Northwest	14,100	20,300	34,400	11,100	32,200	43,300
Southwest	22,600	30,500	53,100	22,100	36,500	58,600
South Central	36,700	69,500	106,200	37,800	66,500	104,300
Southeast	24,700	132,900	157,600	24,700	138,600	163,300
East	27,700	118,400	146,100	22,700	105,700	128,400
North	15,300	55,700	71,000	12,700	62,600	75,300
	141,100	427,300	568,400	131,100	442,100	573,200
	25%	75%	100%	23%	77%	100%
_____________
(1)Lots controlled at September 30, 2023 included approximately 31,400 lots owned or controlled by Forestar, 14,400 of which our homebuilding divisions had under contract to purchase and 17,000 of which our homebuilding divisions had a right of first offer to purchase. Lots controlled at September 30, 2022 included approximately 36,700 lots owned or controlled by Forestar, 17,800 of which our homebuilding divisions had under contract to purchase and 18,900 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	September 30,
	2023	2022
Northwest	2,800	2,900
Southwest	4,700	4,900
South Central	10,800	12,400
Southeast	12,100	14,200
East	7,100	6,800
North	4,500	5,200
	42,000	46,400
_____________
(1)Homes in inventory exclude model homes and homes related to our rental operations.